Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions, divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	March 30, 2007	March 31, 2006
ARAMARK Corporation Consolidated Sales (as reported)	$2,980,942	$2,829,495	5%
Effect of Currency Translation	—	35,078
Effect of Acquisitions and Divestitures	(26,868)	(17,072)

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,954,074	$2,847,501	4%

	Six Months Ended		% Change
	March 30, 2007	March 31, 2006
ARAMARK Corporation Consolidated Sales (as reported)	$6,091,488	$5,755,423	6%
Effect of Currency Translation	—	76,108
Effect of Acquisitions and Divestitures	(48,221)	(30,215)

ARAMARK Corporation Consolidated Sales (as adjusted)	$6,043,267	$5,801,316	4%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income, adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation, Transaction-related charges and the incremental amortization of acquisition-related customer relationship intangible assets resulting from the Transaction, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		% Change
	March 30, 2007	March 31, 2006
ARAMARK Corporation Consolidated Operating Income (as reported)	$4,972	$123,589
Effect of Currency Translation	—	1,422
Effect of Acquisitions and Divestitures	(2,730)	(853)
Transaction-Related Charges	109,526	—
Incremental amortization of acquisition-related customer relationship intangible assets resulting from the Transaction	19,350	—

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$131,118	$124,158	6%

	Six Months Ended		% Change
	March 30, 2007	March 31, 2006
ARAMARK Corporation Consolidated Operating Income (as reported)	$177,289	$282,208
Effect of Currency Translation	—	2,994
Effect of Acquisitions and Divestitures	(4,061)	(112)
Transaction-Related Charges	112,103	—
Incremental amortization of acquisition-related customer relationship intangible assets resulting from the Transaction	19,350	—

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$304,681	$285,090	7%